UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2010
Global Defense Technology & Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34551	20-4477465

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Farm Credit Drive, Suite 2300 McLean, Virginia	22102-5011

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 738-2840
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 10, 2010, the Compensation Committee of the Board of Directors of Global Defense Technology & Systems, Inc. (the “Company”) approved the Executive Nonqualified Excess Plan of Global Defense Technology & Systems, Inc. (the “Plan”), effective January 1, 2011. Our named executive officers, along with certain other highly compensated employees and members of our board of directors, are eligible to participate in the Plan. The Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.
Participants in the Plan may elect to defer a portion of their performance-based compensation. The Company may make discretionary contributions to a participant’s account, as determined by the Company annually in its sole discretion. Distributions to a participant may occur upon the participant’s death, disability, retirement, separation from service, financial hardship, or a change in control of the Company.
This summary of the terms of the Plan is not intended to be exhaustive and is qualified in its entirety by reference to the Plan, which is filed herewith as Exhibit 10.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

10.1	Executive Nonqualified Excess Plan of Global Defense Technology & Systems, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.
Date: December 15, 2010	/s/ John Hillen
John Hillen, President and Chief Executive Officer